California Equity Commitment Letter ("ECL") From: Madison Solutions LLC 444 West Lake Street, Suite 4400, Chicago, Illinois 60606, United States of America ("Investor") To: Madison Air Solutions Corporation 444 West Lake Street, Suite 4460, Chicago, Illinois 60606, United States of America ("Guarantor" and Investor and Guarantor, individually, a "Party" and collectively "Parties") Re: Equity Commitment Dear Sirs or Madams, Reference is made to the "sale & purchase agreement regarding the sale and purchase of ebm- papst group" entered into as part II. of this notarial deed by and among Madison Air Solutions Germany GmbH (formerly: Blitz F24-977 GmbH) ("Purchaser"), Sturm Beteiligungs-GmbH & Co. KG, Ziehl Beteiligungen GmbH & Co. KG and Philippiak Holding GmbH (together, the "Sellers") and Guarantor (as amended from time to time, "SPA"). Capitalized terms not otherwise defined in this ECL shall have the meaning given to them in the SPA. 1. Equity Commitment (a) Investor hereby irrevocably commits (the "Closing Equity Commitment"), subject to the terms and conditions set forth in this ECL, to contribute to, or cause to be contributed to, Guarantor by way of one or more direct or indirect contributions in the form of common equity, preferred equity, other equity or equity-like securities or interests, warrants, loans or other debt instruments, or any combination of the foregoing (the "Consideration"), in immediately- available Euro-denominated funds, an amount of up to EUR 1,300,000,000 (in words: one billion three hundred million Euro) ("Equity Commitment Amount") to be used by Guarantor to pay its monetary obligations under the SPA to the extent falling due on or prior to the Closing Date, on and subject to the terms of the SPA but excluding any monetary obligation falling due after the Closing Date (the "Guarantor Obligations").

(b) Neither under this paragraph 1 nor otherwise under this ECL (including under paragraph 4) shall Investor be liable for, or obligated to pay, directly or indirectly, whether by way of damages for breach, pursuant to its Closing Equity Commitment, a combination thereof or otherwise, an (aggregate) amount exceeding the Equity Commitment Amount. (c) Without prejudice to paragraph 1.(a), the amount, form and pricing of the Consideration shall all be on arm’s-length terms and shall be mutually agreed by Investor and Guarantor. In making such determination, the Parties shall consider the current and recent trading price of Guarantor's common equity, all relevant market conditions, the pricing and terms of proposals that Guarantor has received from third parties regarding providing Alternative Financing (as defined below), the reasons that the Guarantor did not accept such pricing and terms and the fact that Investor is a funder of last resort. 2. Guarantor Obligations (a) Guarantor acknowledges that Investor's obligations under this ECL are intended as a backstop and that Guarantor and Investor both expect that Guarantor will obtain all debt and equity financing necessary to satisfy its payment obligations due under the SPA on the Closing Date from third parties and from sources other than Investor. Guarantor undertakes that Guarantor has, at the time any Closing Equity Commitment falls due, funds available in an amount equal to the Guarantor Obligations (up to the Equity Commitment Amount), irrespective of whether Investor and Guarantor have agreed on the amount, form or pricing of the Consideration and irrespective of whether Alternative Financing is or may become available; Investor's obligation to fund the Closing Equity Commitment shall be reduced only to the extent Guarantor has actually received proceeds from Alternative Financing that are available to satisfy the relevant Guarantor Obligations. (b) Guarantor shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the financing of the Equity Commitment Amount from sources other than Investor and its Affiliates (such alternative financing, "Alternative Financing") at the Closing as soon as possible (and in any event on or before the Closing Date), including using its reasonable best efforts to: (i) negotiate and enter into definitive agreements with respect thereto, (ii) comply with and perform the obligations applicable to it pursuant to such Alternative Financing, (iii) draw down on and consummate the Alternative Financing if the conditions to the availability of the Alternative Financing have been satisfied or waived, including using its reasonable best efforts to enforce its rights under any agreements related thereto, (iv) satisfy on a timely basis all conditions applicable to it in such agreements that are within its control and

(v) use the funds drawn to discharge, or to put Purchaser in a position to discharge, Purchaser's payment obligations due under the SPA on or prior to the Closing Date. (c) This paragraph 2 governs the relationship between Investor and Guarantor only, does not limit Sellers' rights under this ECL, and no failure of Guarantor to obtain Alternative Financing shall relieve Investor of its obligations hereunder. 3. Condition Precedent The obligation of Investor to fund the Closing Equity Commitment as provided in paragraph 1(a) of this ECL is subject to the condition precedent of the Closing Condition under the SPA being and remaining duly satisfied or waived in accordance with the terms of the SPA. 4. Warranties Investor hereby represents and warrants by way of an independent promise of guarantee irrespective of fault (selbständiges, verschuldensunabhängiges Garantieversprechen) in accordance with § 311 para. 1 BGB to Guarantor as at the date of this ECL and until and including the date of cessation of all obligations of Investor under this ECL as follows: (a) Investor is duly organized, validly existing and in good standing (to the extent its jurisdiction of organization recognizes the concept of good standing) under the laws of its jurisdiction of organization; (b) the execution, delivery and performance of this ECL by Investor is within its corporate, partnership or limited liability company powers and has been duly authorized by all necessary action, and no other proceedings or actions on the part of Investor are necessary to perform its obligations hereunder; (c) this ECL is a valid and binding obligation of Investor, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (d) the execution, delivery and performance by Investor of this ECL does not and will not: (i) violate the organizational documents of Investor, (ii) violate any applicable law or court or governmental order to which Investor or any of its assets are subject to or

(iii) require any consent or other action by any person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any right or obligation of Investor, except for such violations, consents, actions, defaults, rights or obligations which would not adversely affect Investor's ability to perform its obligations hereunder; and (e) Investor has the financial capacity and immediately available funds in cash, or is in a position to timely irrevocably and unconditionally draw such cash funds as required, to pay and perform its obligations under this ECL. In case any of the above warranties is incorrect, Investor shall be liable pursuant to §§ 249 et seq. BGB, but there shall be no liability of Investor for any warranty being incorrect in excess of a maximum amount equal to the Equity Commitment Amount, except in case of claims based on fraud (Arglist) or wilful misconduct (Vorsatz) of Investor itself, in each case in connection with the above warranties, to the extent it cannot be limited or excluded under applicable law in which case no such cap or maximum amount shall apply. 5. Termination Other than this paragraph 5 as well as paragraphs 6 through 11 of this ECL which shall survive any termination of this ECL, this ECL will terminate in its entirety upon the earliest to occur of: (a) the time when no further claims under paragraph 1 of this ECL can become (or are) due pursuant to its terms (in connection with the terms of the SPA), (b) effective termination of the SPA, (c) Guarantor’s receipt of funds from Investor pursuant to the Closing Equity Commitment, or (d) the consummation of the Closing. 6. No Recourse (a) No recourse under this ECL or under any documents or instruments delivered in connection with this ECL shall be had and no claims shall be brought against, and no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by, (i) any Affiliate of Investor, (ii) any current, former or future general or limited partner, member, controlling person or direct or indirect equity holder of Investor or any of its Affiliates or (iii) any current, former or future director, officer, employee, attorney, representative, service provider or agent of any of the foregoing (other than Purchaser or Guarantor under the SPA and, as the case may be, Investor in accordance with the terms of this ECL) (each of the foregoing a "Non-Liable Person"), whether by the enforcement of any judgement or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law or otherwise, for any obligations of Investor under this ECL or any documents or instruments delivered in connection with this ECL or for any claim relating to, in respect of or by reason of such obligations or their creation or in respect of any oral representations made or alleged to be made in connection herewith or therewith and neither Guarantor nor Sellers shall institute, and each shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this ECL, or in respect of any oral representations made or alleged to be made in connection herewith, against any Non-Liable Person; provided that this shall not in any way affect the liability of Investor under this ECL in accordance with its terms. (b) Sellers accept and acknowledge that the only rights of recovery that Sellers have against Investor in respect of the SPA or the transactions contemplated thereby are claims against Investor to the extent expressly provided in this ECL and subject to the terms of this ECL and that recourse against Investor under and pursuant to the terms of this ECL shall be the sole and exclusive remedy of Sellers and their affiliates against Investor and its Non-Liable Persons in respect of any liabilities or obligations arising under, or in connection with, the SPA or the transactions contemplated thereby, including by piercing the corporate, limited partnership or limited liability company veil or by a claim by or on behalf of Purchasers or Guarantor. (c) Nothing in this paragraph 6 shall be deemed in any way to (i) limit or restrict Investor from exercising any rights it may have against any Non-Liable Persons in connection with the satisfaction of any amounts payable hereunder or (ii) limit or exclude claims against any Non-Liable Persons based on fraud or wilful misconduct of such Non-Liable Persons which cannot be limited or excluded under applicable law. 7. Assignment; No Third Party Rights; Rights of Sellers (a) Neither this ECL nor any of the rights and benefits hereunder shall be assigned, in whole or in part, by any Party without the prior written consent of the other Parties and Sellers. (b) Investor waives any right of set-off (Aufrechnung), deduction or retention (Zurückbehaltungsrecht) or counterclaim which it might otherwise have in respect of its obligations under this ECL, and agrees for the benefit of Guarantor and Sellers that any claim of Investor against Guarantor shall be subordinated to any claim of Sellers against Purchaser and/or Guarantor under or in connection with the SPA or this ECL. (c) Nothing in this ECL, express or implied, is intended to confer on any person, other than the Parties and their respective successors and permitted assignees, any rights or remedies under or by reason of this ECL, except that (i) Non- Liable Persons shall be entitled to enforce the terms of paragraph 6 of this ECL, but the Parties shall be entitled to amend the terms of this ECL without the consent of any such Non-Liable Persons (subject, however, to paragraph 11), and (ii) the Sellers shall be express third party beneficiaries of Investor’s Closing Equity Commitment and all of Guarantor’s obligations under this ECL (the “Seller Benefit Provisions”) by way of a genuine contract for the benefit of third parties (echter Vertrag zugunsten Dritter, § 328 BGB) and each Seller shall be entitled to enforce any Seller Benefit Provision, independently of any other Seller and notwithstanding any breach by Guarantor of any of its obligations under paragraph 2; provided, however, that nothing set forth in this ECL shall limit Guarantor’s liability to Investor for any breach by Guarantor of its obligations under this ECL. (d) Sellers agree that their sole right against Investor under this ECL is to seek specific performance against Investor of its respective obligations to fund to Guarantor the amounts (or applicable fractions) of the Closing Equity Commitment if and when required to be funded on the terms and subject to the conditions set forth in this ECL, and that Sellers shall have no other right or remedy against Investor under this ECL. Sellers agree that they may only enforce any obligation of Investor to provide funding to Guarantor in accordance with the terms of this ECL by requiring such funding to be made to Guarantor, but in no event directly to Sellers. 8. Confidentiality Sections 20.1 and 20.2 of the SPA (Confidentiality) shall apply mutatis mutandis among the Parties including in respect of the existence or contents of this ECL; Sellers shall be third party beneficiaries of such confidentiality obligations. 9. Governing Law and Dispute Resolution; Agent for Service (a) This ECL and any dispute, controversy or claim arising out of or in connection with this ECL shall be governed by, and construed in accordance with, the substantive Law of Germany (deutsches Sachrecht – Sachnormverweisung), for the avoidance of doubt excluding the UN Convention on Contracts for the International Sale of Goods (CISG). (b) Any dispute, controversy or claim arising out of or in connection with this ECL, or the breach, termination or invalidity thereof ("Dispute"), shall be submitted to an arbitral tribunal (Schiedsgericht) and shall be exclusively and finally settled by arbitration in accordance with the arbitration rules of the German Institution of Arbitration e.V. (Deutsche Institution für Schiedsgerichtsbarkeit e.V.) as applicable at the time of the initiation of the arbitration proceedings without recourse to the ordinary courts of law. The arbitral tribunal shall be composed of three (3) arbitrators to be appointed in accordance with said rules. The seat and place of arbitration shall be Frankfurt am Main, Germany. The language to be used in the arbitral proceedings shall be English; provided that documents submitted as evidence may be submitted in their original German language and without an attendant translation. (c) The Parties irrevocably consent and agree that Disputes pursuant to or in connection with this ECL and "Disputes" pursuant to the SPA in respect of claims against Guarantor, may be initiated and decided in a single consolidated arbitration proceeding and that each Party may require the consolidation of already initiated separate arbitration proceedings in respect of such Disputes or "Disputes" pursuant to the SPA. Each Party waives the right to object to such joinder. Guarantor and Investor shall in such joint proceedings nominate one (1) arbitrator jointly or uniformly. (d) To the extent that mandatory Law provides that a Dispute arising out of or in connection with this ECL, or the breach, termination or invalidity thereof, is to be submitted to and decided by a court of law, the courts of Frankfurt am Main, Germany shall have jurisdiction (which shall be exclusive to the extent legally permissible). (e) Investor hereby appoints as its respective agents for service of process (Zustellungsbevollmächtigte) the attorneys (Rechtsanwält:innen) of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB admitted to a German bar and domiciled in Germany for all legal or arbitral proceedings involving Investor arising out of or in connection with this ECL. Investor agrees that any document relating to such proceedings may be effectively served on it by service on its agent for service of process. The aforedescribed agency only terminates upon appointment of another agent for service of process incorporated (in case of a legal entity) and domiciled in Germany and reasonably acceptable to the Sellers and is otherwise irrevocable. The appointment of the new agent for service of process and the termination of the current agent for service of process becomes effective if and when notified to Sellers in writing by Investor and Guarantor jointly or uniformly. Upon request of a Seller, Investor and Guarantor shall repeat the foregoing appointment in a separate document in a form as reasonably requested by such Seller and shall execute and provide such executed document to the requesting Seller. 10. Invalid Provisions, Unintended Gaps (Salvatorische Klausel) If one or more provisions of this ECL are or become wholly or partially invalid, void or unenforceable, this shall not affect the validity and enforceability of the other provisions of this ECL. The same shall apply if this ECL contains an inadvertent contractual omission. Instead of the invalid, void or unenforceable provision, the Parties shall agree on an arrangement which corresponds as closely as legally possible with what the Parties were trying to achieve commercially with the invalid, void or unenforceable provision (or, as the case may be, the invalid, void or unenforceable part thereof). In the event that an inadvertent contractual omission needs to be filled, an arrangement shall be agreed upon which, in accordance with the purpose and intent of this ECL, corresponds commercially as closely as legally possible with what the Parties would have agreed upon if they had thought about the matter at the time of conclusion of this ECL. The provisions of this paragraph 10 shall not be construed as merely shifting the burden of proof (keine reine Beweislastregel), but shall apply absolutely (contractual exclusion of § 139 BGB in its entirety). 11. Miscellaneous This ECL constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, between them in respect thereof, and may only be amended or terminated by an instrument in writing duly executed by all Parties and Sellers unless a stricter form is required by applicable law. Any assignment, waiver, release, modification or termination of, or of any rights under, this ECL by any Party, other than in accordance with its terms, shall require, and be valid only upon, the prior written consent of all Sellers; this shall also apply to any waiver of the requirements of this sentence. Nothing in this ECL shall be deemed to exclude or restrict any liability of Investor under statutory German Law resulting from fraud (Arglist) or wilful misconduct (vorsätzliche Pflichtverletzungen). [Remainder of page intentionally left blank]